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                                                                     Exhibit 5.1

                         [LATHAM & WATKINS LETTERHEAD]

                                 April 29, 1997








Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, NY  10036

            Re:   Morgan Stanley ABS Capital I Inc.
                  Registration Statement on Form S-3
                  Registration No. 333-19779

Ladies and Gentlemen:

            We have acted as counsel for Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of Asset-Backed Notes (the "Asset Backed Notes") and Asset-Backed Certificates (the "Asset Backed Certificates" and together with the Asset Backed Notes, the "Securities"), issuable in series (the "Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Securities.

            We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be completed in the manner presently proposed by the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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Morgan Stanley ABS Capital I Inc.
April 29, 1997
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            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining only as to the effect of the Federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

            Subject to the foregoing and the other matters set forth herein, we are of the opinion that:

            1. When any Agreement relating to a Series of Securities has been duly and validly authorized, executed and delivered by the Company, the Master Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and has been duly executed by the Company or the Trustee, as the case may be, and, authenticated and delivered by the Trustee against payment in accordance with the terms of the related underwriting agreement, such Series of Securities will be validly issued, fully paid and nonassessable, and, with respect to the Asset Back Certificates, the holders thereof will be entitled to the benefits of the related Agreement and, with respect to the Asset Backed Notes, the Asset Backed Notes will be a valid and binding obligation of the issuer thereof.

            The opinions rendered above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (iv) possible limitations arising from applicable laws other than those referred to in the preceding clause (i) upon the remedial provisions contained in any Agreement, but such limitations do not in our opinion of themselves make the remedies afforded inadequate for the practical realization of the benefits purported to be provided thereby.



            We hereby consent to the filing of this letter as Exhibit 5-1 to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and


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Morgan Stanley ABS Capital I Inc.
April 29, 1997
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Regulations of the Commission issued thereunder, with respect to any part of the
Registration Statement, including this exhibit.

                                Very truly yours,


                                /s/ Latham & Watkins